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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
(Including the Associated Rights) or
Shares of Preferred Stock
of
COMPUTER SOFTWARE INNOVATIONS, INC.
at
$1.10 Net Per Share
by
NHCC MERGER CORP.
a direct, wholly-owned subsidiary of
N. HARRIS COMPUTER CORPORATION,
a direct, wholly-owned subsidiary of
CONSTELLATION SOFTWARE INC.
(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF TUESDAY, NOVEMBER 6, 2012, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Computer Software Innovations, Inc., a Delaware corporation ("CSWI"), together with the associated common share purchase rights, or certificates representing shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock" and together with the Common Stock, the "Shares"), of CSWI are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Computershare Inc. (the "Depositary") before the Expiration Time (as defined in the Offer to Purchase). This form may be delivered by hand, facsimile transmission or mail to the Depositary and must include a Guarantee by an Eligible Institution (as defined in the Offer to Purchase). See "Section 3—Procedure for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail:	By facsimile transmission:	If delivering by overnight courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned represents that the undersigned owns and hereby tenders to NHCC Merger Corp., a Delaware corporation and a direct, wholly-owned subsidiary of N. Harris Computer Corporation, a corporation organized under the Business Corporations Act (Ontario), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 10, 2012 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Class of Capital Stock:	☐ Common Stock	☐ Preferred Stock

Number of Shares:

Certificate Number(s) (if available):

Name(s) of Record Holders:

(Please Type or Print)

Address(es):

(Include Zip Code)

Area Code(s) and Telephone Number(s):

X

Signature(s) of Holder(s)

Dated:

Check this box if shares will be delivered by book-entry transfer: ☐

Name(s) of Tendering Institution:

Account Number:

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

        The undersigned, a financial institution that is a participant in good standing in the Securities Transfer Agent Medallion Program, or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (such institution, an "Eligible Institution"), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name(s) of Firm:

Address(es):

(Include Zip Code)

Area Code and Telephone Number:

X

Authorized Signature

Name:

(Please Type or Print)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY For Tender of Shares of Common Stock (Including the Associated Rights) or Shares of Preferred Stock of COMPUTER SOFTWARE INNOVATIONS, INC. at $1.10 Net Per Share by NHCC MERGER CORP. a direct, wholly-owned subsidiary of N. HARRIS COMPUTER CORPORATION, a direct, wholly-owned subsidiary of CONSTELLATION SOFTWARE INC. (Not to be used for Signature Guarantees)